                                                               Exhibit 23.1




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 3, 1997 appearing on page F-3 of W. R. Grace & Co.'s Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-2 of such Annual Report on Form 10-K. We also consent to the reference to us under Item 5 of such Registration Statement.


PRICE WATERHOUSE LLP

/s/PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
Ft. Lauderdale, Florida
May 14, 1997